     As filed with the Securities and Exchange Commission on June 30, 1995

                                                    Registration No. 33-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ---------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          ---------------------------
                         Carrington Laboratories, Inc.
             (Exact name of registrant as specified in its charter)
         Texas                                        75-1435663
   (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)               Identification No.)
                             2001 Walnut Hill Lane
                              Irving, Texas  75038
                                 (214) 518-1300

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                    ----------------------------------------

          CHRISTOPHER S. RECORD                          Copy to:
Vice President, Finance and Administration           NORMAN R. ROGERS
      Carrington Laboratories, Inc.                 Thompson & Knight,
          2001 Walnut Hill Lane                 A Professional Corporation
           Irving, Texas  75038              1700 Pacific Avenue, Suite 3300
              (214) 518-1300                       Dallas, Texas 75201

(Name, address, including zip code,
 and telephone number, including
 area code, of agent for service)

                          ---------------------------
        Approximate date of commencement of proposed sale to the public:
    From time to time after this registration statement becomes effective as determined by market conditions.
                          ---------------------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

                       CALCULATION  OF  REGISTRATION  FEE
===============================================================================

 Title of each class         Amount        Proposed maximum    Proposed maximum        Amount
 of securities to be         to be         offering price        aggregate              of
    registered             registered        per share (1)    offering price (1)  registration fee
Common Stock, par       417,000 shares(2)       $21.625          $9,017,625           $3,110
value $.01 per share

================================================================================
(1) Estimated pursuant to Rule 457(c) solely for purposes of calculating the registration fee based on the average of the high and low prices of the Common Stock on the NASDAQ National Market System on June 23, 1995.
(2) Includes an equal number of preferred share purchase rights issuable pursuant to the registrant's share purchase rights plan, which rights are transferable with shares of Common Stock.
                       ----------------------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  SUBJECT TO COMPLETION, DATED JUNE 30, 1995

PROSPECTUS
                                 417,000 SHARES

                         CARRINGTON LABORATORIES, INC.

                                  COMMON STOCK

     All the 417,000 shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), of Carrington Laboratories, Inc., a Texas corporation ("Carrington" or the "Company"), offered hereby are being offered by and for the account of certain shareholders of the Company (the "Selling Shareholders"). The Company will receive none of the proceeds from sales of the Shares.

     The Common Stock is listed on the NASDAQ National Market System
("NASDAQ") under the symbol "CARN".  On July   , 1995, the closing price of the
Common Stock on NASDAQ was $        per share.

     The Shares may be sold from time to time by the Selling Shareholders, or by their pledgees, donees or other successors in interest. Such sales may be made on NASDAQ or otherwise at prices and on terms related to the then current market price of the Common Stock or in negotiated transactions. The Shares may be sold by any one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent, but may position and resell a portion of a block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal, and resale by such broker or dealer, for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. See "Plan of Distribution".

     The Company has agreed with the Selling Shareholders to register the Shares offered hereby. The Company has also agreed to pay all fees and expenses incident to such registration, other than any brokerage discounts and commissions payable in respect of sales of the Shares, the fees and expenses of any attorneys and accountants employed by the Selling Shareholders and any other costs directly incurred by the Selling Shareholders in connection with the offering of the Shares, all of which will be paid by the Selling Shareholders. It is estimated that the fees and expenses payable by the Company in connection with the registration of the Shares will be approximately $25,000. The
Company intends to keep the Registration Statement (as hereinafter defined), of which this Prospectus is a part, effective for a period of no longer than 120 days from the date of this Prospectus.

                        ------------------------------

     THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.  SEE "RISK
FACTORS."
                         ------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                        -------------------------------

                 The date of this Prospectus is July   , 1995.

     No person is authorized in connection with the offering made hereby to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and any information or representation not contained or incorporated by reference herein must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.


                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Common Stock offered hereby (including all amendments or supplements thereto, the "Registration Statement"). This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File
No. 0-11997) pursuant to the Exchange Act are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1994;

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

     (3) The Company's Current Report on Form 8-K dated February 21, 1995 (Date of Event: February 9, 1995);

     (4) The description of the Common Stock contained in the Registration Statement on Form 8-A of the Company heretofore filed by the Company with the Commission, including any amendments or reports filed for the purpose of updating such description; and

     (5) All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares.

     Any statement contained herein or in a document or information incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents or information that has been incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Christopher S. Record, Vice President, Finance and Administration, Carrington Laboratories, Inc., 2001 Walnut Hill Lane, Irving, Texas 75038, telephone (214) 518-1300.


                                  THE COMPANY


     Carrington is a research based pharmaceutical company engaged in the development, manufacturing and marketing of carbohydrate-based therapeutics for the treatment of major illnesses and the dressing and management of wounds. The Company is engaged in the sale of nonprescription pharmaceutical, consumer and veterinary pharmaceutical products through a network of distributors. The Company's research and product portfolio are based on complex carbohydrate technology stemming from the Aloe vera plant.

     The Company's principal executive offices are located at 2001 Walnut Hill Lane, Irving, Texas 75038, telephone (214) 518-1300.


                                  RISK FACTORS

     The shares of Common Stock offered hereby involve a high degree of risk. Prospective purchasers should carefully consider the following risk factors, in addition to the other information contained or incorporated by reference in this Prospectus.

     No Assurance of Profits. The Company incurred a net loss in each of the fiscal years 1983, the year of its initial public offering, through 1990 and had to rely on outside sources of funds to maintain its liquidity during this period. The Company has reported net income in each of the past four fiscal years; however, the Company reported a net loss of approximately $497,000 for the quarter ended March 31, 1995. There is no assurance that the Company will operate profitably in the future.

     No Assurance of Regulatory Approvals. The commercialization of certain of the Company's proposed products will require approvals from the Food and Drug Administration (the "FDA") and comparable regulatory agencies in most foreign countries. To obtain such approvals, the safety and efficacy of the products must be demonstrated through extensive preclinical testing and human clinical trials. There is no assurance that the safety or efficacy of a product, to the extent demonstrated in preclinical testing, will be pertinent to the development of, or indicative of the safety or efficacy of, a product for the human market. In addition, there is no assurance that the results of clinical trials of a product will be consistent with results obtained in preclinical tests. Furthermore, there is no assurance that any product will be shown to be safe and effective or that regulatory approval for any product will be obtained on a timely basis, if at all.

     No Assurance Pharmaceutical Products Will be Commercialized. The Company currently derives no revenue from the sale of prescription pharmaceutical products. The Company currently has several complex carbohydrate pharmaceutical compounds under development, which are in preclinical and clinical trials.
There is no assurance that the Company's product development efforts will be successfully completed or that required approvals can be obtained. Even if products are approved, they may not achieve commercial success. Furthermore, although the Company has an established sales force experienced in the marketing of nonprescription pharmaceutical products, the Company's sales force has very limited experience in the marketing of prescription-only drugs. There is no assurance that the Company will be able to establish an experienced sales force for this purpose.

     Need for Additional Funds. Substantial additional funding will be required to complete the development of and to commercialize the Company's proposed prescription pharmaceutical products. No assurances are given as to the Company's success in obtaining additional funding or as to the terms of any such funding.

     Limited Manufacturing Experience. Although members of the Company's management have extensive experience in the business of developing, manufacturing and marketing human and animal health products, the Company does not have experience in the large scale manufacture of bulk or finished dosage forms of complex carbohydrates or any other pharmaceutical compound. In addition, the Company will be required to expand its current manufacturing facilities or contract with third parties to meet any requirement to produce commercial quantities of finished oral dosage forms of its complex carbohydrates and to meet any long-term requirement to produce commercial quantities of finished injectable dosage forms.

     Government Regulation. The Company is subject to regulation by numerous governmental authorities in the United States and other countries. Certain of the Company's proposed products will require governmental approval or licensing prior to commercial use. The approval process applicable to prescription pharmaceutical products usually takes several years and typically requires substantial expenditures. The Company and any licensees of the Company may encounter significant delays or excessive costs in their respective efforts to secure necessary approvals or licenses. Future United States or foreign legislative or administrative acts could also prevent or delay regulatory approval of the Company's or its licensees' products. Failure to obtain requisite governmental approvals or failure to obtain approvals of the scope requested could delay or preclude the Company and any licensees of the Company from marketing their products, or could limit the commercial use of the products, and thereby have a material adverse effect on the Company's liquidity and financial condition.

     Highly Competitive Industry. There is substantial competition in the pharmaceutical industry. Potential competitors in the United States are numerous and include pharmaceutical, chemical and biotechnology companies. Many of these companies have substantially greater capital resources, research and development staffs, facilities and expertise (including in research and development, manufacturing, testing, obtaining regulatory approvals and marketing) than the Company. Furthermore, some competitors may achieve product commercialization earlier than the Company.

     Volatility of Stock Price. Since the Company's initial public offering in 1983, the market price of the Common Stock has fluctuated over a wide range, and it is likely that the price of the Common Stock will fluctuate in the future. Announcements of a positive or negative nature regarding technical innovations, new commercial products, regulatory approvals, patent or proprietary rights or other developments concerning the Company or its competitors could have a significant impact on the market price of the Common Stock.

     Shares Eligible for Future Sale. Future sales of shares of Common Stock by existing shareholders, or by shareholders who receive shares of Common Stock through the exercise of options or warrants, the conversion of preferred stock or otherwise, could have an adverse effect on the price of the Common Stock.

     No Dividends Anticipated in the Foreseeable Future. The Company has not paid any cash dividends on the Common Stock since its initial public offering in 1983 and does not anticipate paying cash dividends on the Common Stock in the foreseeable future. Declaration of cash dividends on the Common Stock will depend upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements and general business conditions. Under the terms of a bank loan agreement, the Company is prohibited from declaring or paying cash dividends on any of its capital stock.

     Product Liability Exposure. The Company could be subject to product liability claims in connection with the use of products that the Company and its licensees are currently manufacturing, testing or selling or that the Company and any licensees may manufacture, test or sell in the future. There is no assurance that the Company would have sufficient resources to satisfy any liability resulting from these claims or would be able to have its customers indemnify or insure the Company against such claims. The Company currently carries product liability insurance in the amount of $3,000,000, but there is no assurance that such coverage will be adequate in terms and scope to protect it against material adverse effects in the event of a successful product liability claim.

     Patents. The Company has obtained patents or filed patent applications in the United States and approximately 24 other countries in three series regarding the compositions of acetylated mannan derivatives, the processes by which they are produced and the methods of their use. The Company believes that the patents it has obtained and those it is seeking constitute valuable assets. However, patent rights resulting from issued patents are not self-enforcing.
The Company must enforce the rights if and when they are infringed.
Accordingly, there are no assurances that any patents issued to the Company give significant commercial protection.

     Obsolescence. The pharmaceutical industry has undergone rapid and significant change. The Company expects that this field will continue to develop rapidly, and the Company's future success will depend, in large part, on its ability to maintain a competitive position. Rapid technological development may result in the Company's products or processes becoming obsolete before marketing of those products or before the Company recovers a significant portion of the research, development and commercialization expenses incurred with respect to those products.

     Dependence Upon Key Personnel. The Company's success depends in large part upon its ability to attract and retain highly qualified scientific, manufacturing, marketing and management personnel. The Company believes that it employs highly qualified personnel in all these areas. The Company, however, faces competition for such personnel from other companies, academic institutions, government entities and other organizations. There is no assurance that the Company will be successful in hiring or retaining the requisite personnel.

     Antitakeover Matters. Certain provisions of the Company's Restated Articles of Incorporation and Bylaws may be deemed to have an antitakeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder of the Company might consider in such shareholder's best interest, including attempts that might result in the payment of a premium over the market price for shares of Common Stock. These provisions include a provision in the Company's Restated Articles of Incorporation authorizing the issuance of "blank check" preferred stock by the Board of Directors of the Company without further shareholder approval. They also include provisions in the Company's Bylaws that divide the directors of the Company into three classes that are elected for staggered three-year terms and that establish advance notice procedures with respect to submissions by shareholders of proposals to be acted on at shareholder meetings and of nominations of candidates for election as directors. In addition, the Company has instituted a shareholder rights plan, which may have the effect of discouraging an unsolicited takeover proposal.

                              SELLING SHAREHOLDERS

       The following table sets forth certain information with respect to the ownership of the Common Stock, as of June 15, 1995, and as adjusted to reflect the sale of the Shares offered hereby, by each of the Selling Shareholders. Except as otherwise indicated, each Selling Shareholder has sole voting and investment power with respect to all shares indicated as being beneficially owned by such person.

                                               Ownership of            Number of        Ownership of
                                            Common Stock Before         Shares       Common Stock After
                                               the Offering          Being Offered    the Offering/(1)/
                                          -------------------------  -------------   -------------------
                                            Number of                                Number of
                  Name                       Shares        Percent                     Shares    Percent
- ----------------------------------------  -------------    -------                   ---------  --------
Bank One Wisconsin Trust Company,             5,000 /(2)/     *          5,000 /(3)/     None       --
 NA, as Trustee for the Brian
 Nicholas Fitzgerald Trust

Bank One Wisconsin Trust Company,            19,300 /(2)/     *         10,000 /(3)/    9,300       *
 NA as Trustee for the Carolyn J.
 Fitzgerald Trust

Bank One Wisconsin Trust Company,             5,000 /(2)/     *          5,000 /(3)/     None       --
 NA as Trustee for the Christopher
 James DeWitz Trust

Bank One Wisconsin Trust Company,             5,000 /(2)/     *          5,000 /(3)/     None       --
 NA as Trustee for the Conner W.
 Fitzgerald Trust

Bank One Wisconsin Trust Company,            19,300 /(2)/     *         10,000 /(3)/    9,300      *
 NA as Trustee for the Ellen P.
 Fitzgerald Trust

Bank One Wisconsin Trust Company,             5,000 /(2)/     *          5,000 /(3)/     None      --
 NA as Trustee for the Jaimie Ty
 Fitzgerald Trust

Bank One Wisconsin Trust Company,             5,000 /(2)/     *          5,000 /(3)/     None      --
 NA as Trustee for the James F.
 Fitzgerald III Trust

Bank One Wisconsin Trust Company,             5,000 /(2)/     *          5,000 /(3)/     None      --
 NA as Trustee for the Michael Ryan
 Fitzgerald Trust

Bank One Wisconsin Trust Company,             5,000 /(2)/     *          5,000 /(3)/     None      --
 NA as Trustee for the Parker Henry
 Fitzgerald Trust

Bank One Wisconsin Trust Company,             5,000 /(2)/     *          5,000 /(3)/     None      --
 NA as Trustee for the Shannon
 Fitzgerald Trust

Bank One Wisconsin Trust Company,             5,000 /(2)/     *          5,000 /(3)/     None      --
 NA as Trustee for the Sarah K.
 O'Loughlin Trust

Dr. Gerald R. Bratton                         5,000           *          5,000 /(4)/     None      --

David L. Busbee                               5,000           *          5,000 /(4)/     None      --

Robert H. Carpenter                           9,500           *          9,500 /(4)/     None      --

J.P. Cullen                                  40,000           *         40,000 /(3)/     None      --

James F. Fitzgerald, Sr. Trustee of          50,000 /(5)/     *         50,000 /(3)/     None      --
 the James F. Fitzgerald Charitable
 Remainder Trust

                                               Ownership of            Number of        Ownership of
                                            Common Stock Before         Shares       Common Stock After
                                               the Offering          Being Offered    the Offering/(1)/
                                          -------------------------  -------------   -------------------
                                            Number of                                Number of
                  Name                       Shares        Percent                     Shares    Percent
- ----------------------------------------  -------------    -------                   ---------  --------
James F. Fitzgerald, Sr. or Marilyn          20,000 /(6)/     *         20,000 /(3)/     None     --
 C. Fitzgerald, Trustees of Fitzgerald
 Trust UA 3/08/94

Michael D. Fitzgerald                        10,000           *         10,000 /(3)/     None     --

J. Harold Helderman, M.D.                    20,000           *         20,000 /(4)/     None     --

T.H. Holloway                                12,000           *         10,000 /(4)/    2,000     *

JCC Ltd.                                     20,000           *         20,000 /(3)/     None     --

Maurice C. Kemp, Ph.D.                       10,000           *         10,000 /(4)/     None     --

Meredith Ann Marquez Trust,                 107,368 /(7)/    1.42%       5,000 /(3)/  102,368    1.36%
 Richard N. Mercurio, Trustee

Marquez Family Trust, Thomas J.              44,300 /(8)/     *          5,000 /(3)/   39,300     *
 Marquez, Trustee, and Richard A.
 Mercurio, Trustee

H. Reginald McDaniel, M.D.                   98,445 /(9)/     *         25,000 /(4)/   73,445     *

Vance Kirkland Meares                         5,650           *          2,500 /(4)/    3,150     *

James T. O'Brien                             15,000 /(10)/    *         10,000 /(4)/    5,000     *

Melissa O'Loughlin                            5,000           *          5,000 /(3)/     None     --

John T. Oxley                                50,000           *         50,000 /(3)/     None     --

George K. Steil, Sr.                         14,000           *         10,000 /(3)/    4,000     *

John L. Strauss                              15,000           *         15,000 /(3)/     None     --

Ian R. Tizard                                20,000           *         20,000 /(4)/     None     --

Carlton E. and Mary Ann DuPuy
 Turner                                      33,168 /(11)/    *          5,000 /(3)/   28,168     *

 ---------------------------
*  Less than 1%.

/(1)/ Assumes that all Shares being offered are sold.

/(2)/ Does not include shares held by Bank One Wisconsin Trust Company, as trustee for the other trusts named in the table.

/(3)/ The shares being offered by the Selling Shareholder were purchased by the Selling Shareholder from the Company pursuant to the terms of a stock purchase agreement (the "Stock Purchase Agreement") dated April 5, 1995, between the Company and the Selling Shareholder. The Stock Purchase Agreement granted the Selling Shareholder certain registration rights with respect to these shares. The Company has registered such shares for sale pursuant to this Prospectus as required by the Stock Purchase Agreement.

/(4)/ Consists of shares the Selling Shareholder presently has the right to acquire through the exercise of warrants granted to such person by the Company. The Company granted these Selling Shareholders the right to include such shares in this offering as consideration for their agreement to exercise their warrants with respect to such shares not later than the 45th day following the effectiveness of the Registration Statement of which this Prospectus is a part.

/(5)/ Does not include 107,800 shares held by Mr. Fitzgerald directly or 53,500 shares held by trusts for which Mr. Fitzgerald serves as trustee.

/(6)/ Does not include 107,800 shares held by Mr. Fitzgerald directly or 83,500 shares held by trusts for which Mr. Fitzgerald serves as trustee.

/(7)/ Includes 102,368 shares held either directly or indirectly by the Meredith Ann Marquez Trust, Richard N. Mercurio, Trustee.

/(8)/ Includes 39,300 shares held either directly or indirectly by the Marquez Family Trust, Thomas J. Marquez, Trustee, and Richard N. Mercurio, Trustee. Mr. Marquez currently serves as a director of the Company.

/(9)/ Includes 41,292 shares held by the H. Reginald McDaniel, M.D. & Associates Defined Benefit Plan, as Trustee.

/(10)/ Mr. O'Brien currently serves as a director of the Company.

/(11)/ Includes 28,168 shares either held by Dr. Turner, or that Dr. Turner has the right to acquire pursuant to presently exercisable options. Dr. Turner is the Chief Executive Officer, President and a director of the Company.


                              PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by the Selling Shareholders, or by their pledgees, donees or other successors in interest. Such sales may be made by the Selling Shareholders on NASDAQ or otherwise at prices and on terms related to the then current market price of the Common Stock or in negotiated transactions. The Shares may be sold by any one or more of the following methods:

     (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent, but may position and resell a portion of a block as principal to facilitate the transaction;

     (b) purchases by a broker or dealer as principal, and resale by such broker or dealer, for its account pursuant to this Prospectus;

     (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     (d) privately negotiated transactions.

     The Selling Shareholders may effect such transactions by selling the Shares to or through brokers or dealers. Such brokers or dealers will receive compensation in the form of discounts or commissions from the Selling Shareholders, and they may also receive commissions from the purchasers of the Shares for whom they may act as agents. Such discounts or commissions from the Selling Shareholders or such purchasers are not expected to exceed those customary in the types of transactions involved.

     The Company will pay all fees and expenses incident to the registration of the Shares, other than any brokerage discounts and commissions payable in respect of sales of the Shares, the fees and expenses of any attorneys and accountants employed by the Selling Shareholders and any other costs directly incurred by the Selling Shareholders in connection with the offering of the Shares, all of which will be paid by the Selling Shareholders. It is estimated that the fees and expenses payable by the Company in connection with the registration of the Shares will be approximately $25,000. The Company will receive none of the proceeds from sales of the Shares.

     In the event the Shares are offered to the public by the Selling Shareholders, they may be deemed "underwriters" within the meaning of the Securities Act of 1933. Any broker-dealer selling the Shares as agent for a Selling Shareholder and any broker-dealer purchasing and reselling the Shares for its own account may also be deemed an "underwriter".

                                 LEGAL MATTERS

     The legality of the Shares offered hereby will be passed upon for the Company by Thompson & Knight, A Professional Corporation, Dallas, Texas.


                                    EXPERTS

     The consolidated financial statements and financial statement schedules of the Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Company for the year ended November 30, 1994 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and have been so incorporated in reliance upon the authority of said firm as experts giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses, other than brokerage discounts and commissions, expected to be incurred in connection with the offering of the Shares registered hereby. All amounts, except the Securities and Exchange Commission registration fee, are estimated.


     Securities and Exchange Commission Registration Fee...............  $ 3,110

     Accounting Fees and Expenses......................................    5,000

     Legal Fees and Expenses...........................................   13,500

     Miscellaneous Expenses............................................    3,390
                                                                         -------
           Total.......................................................  $25,000
                                                                         =======
- ---------------------

     Pursuant to the terms of the agreements filed as Exhibits 2.1 and 2.2 to this Registration Statement, under which the Selling Shareholders have been granted registration rights in connection with the registration being effected hereby, the Selling Shareholders will pay any brokerage discounts and commissions payable in respect of sales of the Shares, the fees and expenses of any attorneys and accountants employed by the Selling Shareholders and any other costs directly incurred by the Selling Shareholders in connection with the offering of the Shares. The Company will bear all other fees and expenses incurred in connection with the offering and sale of the Shares.

Item 15.   Indemnification of Directors and Officers.

     The Company is a Texas corporation. Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act authorizes Texas corporations, such as the Company, to eliminate or limit, pursuant to a provision in their articles of incorporation, the liability of directors thereof to the corporation and its shareholders for certain acts or omissions in the director's capacity as a director, subject to certain limitations. Reference is made to Article Fifteen of the Company's Restated Articles of Incorporation, which are filed as Exhibit
3.1 hereto, that eliminates the liability of directors of the Company for monetary damages for certain acts or omissions, subject to certain limitations.

     Article 2.02-1 of the Texas Business Corporation Act permits (and in certain circumstances requires) Texas corporations, such as the Company, to indemnify directors and officers thereof under certain conditions and subject to certain limitations. Reference is made to Article Nine of the Company's Bylaws, which are filed as Exhibit 3.2 hereto, that provides for indemnification of directors and officers of the Company, subject to certain limitations.

     The Company maintains a directors' and officers' liability insurance policy insuring its directors and officers against certain liabilities and expenses incurred by them in their capacities as such and insuring the Company, under certain circumstances, in the event that indemnification payments are made by the Company to such directors and officers.

     Pursuant to the terms of the agreements filed as Exhibits 2.1 and 2.2 to this Registration Statement, the Selling Shareholders have agreed to indemnify the Company and its directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act of 1933.

     The foregoing summaries are necessarily subject to the complete text of the statutes, Restated Articles of Incorporation, Bylaws, insurance policy and agreements referred to above and are qualified in their entirety by reference thereto.

Item 16.   Exhibits.

     The information required by this Item 16 is set forth in the Index to Exhibits accompanying this Registration Statement.


Item 17.   Undertakings.

     (a)  Rule 415 Offering

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  Acceleration of Effectiveness

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 30th day of June, 1995.


                                    Carrington Laboratories, Inc.
                                    (Registrant)



                                    By:    /s/ CHRISTOPHER S. RECORD
                                         ----------------------------------
                                            Christopher S. Record
                                            Vice President, Finance
                                            and Administration


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below constitutes and appoints Carlton E. Turner and Christopher S. Record, and each of them (with full power to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                           Title                       Date
- ---------                           -----                       ----


     /s/ GEORGE DEMOTT
- ----------------------------  Chairman of the Board          June 30, 1995
       George DeMott

Signature                           Title                       Date
- ---------                           -----                       ----


/s/ CARLTON E.TURNER, Ph.D.    Chief Executive Officer,      June 30, 1995
- ----------------------------   President and Director
  Carlton E. Turner, Ph.D.     (Principal Executive Officer)




 /s/ CHRISTOPHER S. RECORD     Vice President, Finance       June 30, 1995
- ----------------------------   and Administration
   Christopher S. Record       (Principal Financial Officer
                               and Accounting Officer)



    /s/ SELVI VESCOVI          Director                      June 30, 1995
- ----------------------------
       Selvi Vescovi


  /s/ THOMAS J. MARQUEZ        Director                      June 30, 1995
- ----------------------------
     Thomas J. Marquez


/s/ ROBERT A. FILDES, Ph.D.    Director                      June 30, 1995
- ----------------------------
   Robert A. Fildes, Ph.D.


   /s/ JAMES T. O'BRIEN        Director                      June 30, 1995
- ----------------------------
      James T. O'Brien


   /s/ R. DALE BOWERMAN        Director                      June 30, 1995
- ----------------------------
     R. Dale Bowerman

                               INDEX TO EXHIBITS

                                                                    Sequentially
                                                                      Numbered
Number                              Exhibit                             Page
- ------  ----------------------------------------------------------  ------------
  2.1*  --Form of Stock Purchase Agreement dated April 5, 1995, between the Company and the persons whose names are set
          forth on Annex I thereto.
  2.2*  --Form of Registration Rights Agreement dated June 20, 1995, between the Company and the persons whose names are set
          forth on Annex I thereto.
   3.1  --Restated Articles of Incorporation of the Company
          (incorporated herein by reference to Exhibit 3.1 to the
          Company's 1988 Annual Report on Form 10-K).
   3.2  --Bylaws of the Company, as amended through October 26, 1993
          (incorporated herein by reference to Exhibit 3.6 to the
          Company's 1993 Annual Report on Form 10-K).
  5.1*  --Opinion of Thompson & Knight, A Professional Corporation.
 23.1*  --Consent of Arthur Andersen & Co.
 23.2*  --Consent of Thompson & Knight, A Professional Corporation
          (included in Exhibit 5.1).
 24.1*  --Power of Attorney (included in Part II of the Registration
          Statement).
______________________
* Filed herewith.